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                                                                     Exhibit 8.1


                                 June 21, 1996



John Deere Receivables, Inc.
First Interstate Bank Building
1 East First Street
Reno, Nevada  89501

John Deere Capital Corporation
First Interstate Bank Building
1 East First Street
Reno, Nevada  89501

Deere Receivables Corporation
First Interstate Bank Building
1 East First Street
Reno, Nevada  89501


                       Registration Statement on Form S-3
                          (Registration No. 33-99294)
                          ---------------------------

Gentlemen:

     We are acting as counsel to John Deere Receivables, Inc., a Nevada corporation (the "Seller"), John Deere Capital Corporation, a Delaware corporation (the "Servicer") and Deere Receivables corporation, a Nevada corporation (the "Company"), in connection with the Registration Statement (No. 33-99294) on Form S-3 (the "Registration Statement") filed by the Company and the Seller with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of one or more classes of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates") in an aggregate amount of up to $2,000,000,000.
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                                       2

     As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series to be issued either by a Delaware business trust (each, a "Trust") to be formed pursuant to a Trust Agreement (each, a "Trust Agreement") between the Seller and an Owner Trustee or by the Company. With respect to each series issued by a Trust, the Certificates will be issued pursuant to a Trust Agreement and the Notes will be issued pursuant to an Indenture (each, a "Trust Indenture") between the related Trust and an Indenture Trustee, and, with respect to each series issued by the Company, the Notes will be issued pursuant to an Indenture (each, a "Company Indenture") between the Company and an Indenture Trustee.

     We have examined and relied upon the Registration Statement and, in each case as filed with, or incorporated by reference in, the Registration Statement, the form of Sale and Servicing Agreement among a Trust or the Company (as the case may be), the Seller and the Servicer, the form of a Trust Indenture (including forms of Notes included as exhibits thereto), the form of a Company Indenture (including forms of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate filed as an exhibit thereto) and the form of Purchase Agreement between the Seller and the Servicer (collectively, the "Operative Documents").

     Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form as we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that, if we are acting as special federal tax counsel with respect to the issuance of a Series of Notes and Certificates, the statements set forth in the Prospectus Supplement relating to such series of Notes and Certificates under the caption "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" will accurately describe, subject to the limitations stated therein, the material federal income tax considerations relevant to the purchase, ownership and disposition of such Notes and Certificates.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus.

                                            Very truly yours,


                                            Shearman & Sterling